UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 15, 2014

Nuverra Environmental Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(602) 903-7802

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 8.01	Other Events.

On July 16, 2014, Nuverra Environmental Solutions, Inc. (the “Company”) issued a press release relating to the settlement of a previously disclosed lawsuit filed against its subsidiary Heckmann Water Resources (CVR), Inc. in the District Court of Dimmit County, Texas. The Company has agreed to fund $5.5 million of the total settlement amount to fully resolve the matter. Terms of the settlement, including the total settlement amount and the portion paid by the Company’s insurer, are confidential. The comprehensive settlement includes all plaintiffs and the Company’s insurer and releases the Company and all of its subsidiaries from any future claims or liability related to this matter. The settlement was approved by the District Court of Dimmit County on July 15, 2014.

The lawsuit arose out of a vehicle accident that occurred in May 2012 and involved a Heckmann Water Resources (CVR), Inc. truck and one other vehicle. In late 2013, a Dimmit County jury awarded damages against Heckmann Water Resources (CVR), Inc. totaling $281.6 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: July 16, 2014	By:	/s/ Joseph M. Crabb
Joseph M. Crabb Executive Vice President & Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 16, 2014.